INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

[X]     Filed by Registrant
[ ]     Filed by a Party other than the Registrant

Check the appropriate box:

[X]     Preliminary Information Statement
[ ]     Confidential, for use of the Commission only (as permitted by
         Rule 14c-5(d)(2))
[ ]     Definitive Information Statement

 Commission File No.  333-25900

                             DONNEBROOKE CORPORATION
                (Name of Registrant as Specified in Its Charter)

IRS Employer Identification No.  75-2228820

Payment of Filing Fee (check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14c-5(9) and 0-11

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11:

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount previously paid:

        2)   Form, Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                             Donnebrooke Corporation
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248


                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held February 16, 1999

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Donnebrooke Corporation, a Delaware corporation (the "Company"), will be held at the Company's office at 16910 Dallas Parkway, Suite 100, Dallas, Texas, on Tuesday, February 16, 1999, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned. An Information Statement for the Meeting is enclosed.

         The Meeting is for the following purposes:

     (1) To elect two directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     (2) To approve an amendment to the Company's Certificate of Incorporation to effect a One for One Thousand (1000) reverse split of the Company's common stock and to reduce the number of authorized shares from One Billion shares to Fifty Million shares; and

     (3) To transact any other business that may properly come before the Meeting or any adjournments thereof.

         The close of business on January 25, 1999, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to examination by any shareholder during ordinary business hours at the Company's office.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Information Statement.

                                              By Order of the Board of Directors

                                              Kevin B. Halter, Jr., Secretary

Dallas, Texas
January  26, 1999

                             Donnebrooke Corporation
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248

                              INFORMATION STATEMENT
                                       For
                         SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held February 16, 1999


         This Information Statement is first being mailed on January 26, 1999, to shareholders of Donnebrooke Corporation, a Delaware corporation (the "Company"), by the Board of Directors in connection with the Special Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 16910 Dallas Parkway, Suite 100, Dallas, Texas, on Tuesday, February 16, 1999, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

         The purposes of the Meeting are: (i) to elect two directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified; (ii) to approve an amendment to the Company's Certificate of Incorporation to effect a One for One Thousand reverse split of the Company's common stock and to reduce the number of authorized shares from One Billion shares to Fifty Million shares; and (iii) such other matters as may properly come before the Meeting or any adjournments thereof.


                           RECORD DATE AND VOTING SECURITIES

         The record date for determining shareholders entitled to vote at the Meeting was the close of business on January 25, 1999 (the "Record Date"), at which time the Company had issued and outstanding 37,333,000 shares of Common Stock, par value $.00001 per share (the "Common Stock"). The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE COMPANY HAS BEEN ADVISED THAT SHAREHOLDERS OWNING AN AGGREGATE OF AT LEAST 19,692,803 SHARES OF COMMON STOCK (CONSTITUTING MORE THAN 52% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AS OF JANUARY 25,
1999) INTEND TO VOTE IN FAVOR OF ALL MATTERS TO BE ACTED UPON AT THE MEETING, THEREBY ASSURING THEIR ADOPTION.




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


                                METHOD OF VOTING

         To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Meeting. Approval of Proposal Two will require the affirmative vote of the holders of the majority of the shares of Common Stock entitled to vote and represented at the Meeting in person or by proxy. Abstentions will have the effect of a vote against the proposal. Non-votes (as defined below) will have no effect on the voting of any of the proposals. A "non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.

  A quorum will consist of a majority of the shares of Common Stock entitled to vote at the Special Meeting.


                       PROPOSAL ONE: ELECTION OF DIRECTORS


         The Board of Directors of the Company has nominated two persons, Messrs. Kevin B. Halter and Kevin B. Halter, Jr., for election to the Board of Directors, each to serve until the next Annual Meeting of Stockholders or until his successor is elected and qualified. Each of the nominees is currently serving as a director and has consented to his nomination and, so far as the Company is aware, will serve as a director if elected. For information regarding the background and business experience of each see "DIRECTORS AND EXECUTIVE OFFICERS" below.


                           DIRECTORS AND EXECUTIVE OFFICERS


The following sets forth certain information regarding the background and business experience of the Company's Board of Directors and the Company's executive officers:

                  Name                  Age                 Position
                  ----                  ---                 --------

         Kevin B. Halter                 63                 Director

         Kevin B. Halter, Jr.            38                 President,Secretary
                                                             and Director

Kevin B. Halter has served as a Director of the Company since October 16, 1998. Mr. Halter has served as President, Chief Executive Officer and Chairman of the Board of Millennia, Inc. since June 1994. In addition, Mr. Halter has served as

Chairman of the Board and Chief Executive Officer of Halter Capital Corporation ("HCC"), a privately held investment and consulting company, since 1987, and as its President since June 1995. Mr. Halter is the father of Kevin B. Halter, Jr.

Kevin B. Halter, Jr. has served as President, Secretary and a Director of the Company since October 16, 1998. Mr. Halter has also served as Vice President, Secretary and a director of Millennia, Inc. since January 1994. He is also the President of Securities Transfer Corporation, a registered stock transfer company, a position which he has held since 1987. Mr. Halter is also Vice President and Secretary of HCC. Kevin B. Halter, Jr. is the son of Kevin B. Halter.



SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information, as of January , 1999, regarding the beneficial ownership of the Common Stock of the Company by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and executive officer of the Company; and (iii) the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                            Amount and Nature
Name of Beneficial                             of Beneficial           Percent
Owner or Group                                  Ownership             of Class
--------------------                        -----------------         --------

Halter Capital Corporation (1) (2)              19,490,735              52.2%

Kevin B. Halter, Jr., President,                    67,356                *
Secretary and Director (1) (2)

Kevin B. Halter, Director (1) (2)                     -0-                 *

Jerald Hamman Arnold                             5,723,099              15.3%
11711 Memorial, Unit  511
Houston, Texas 77024

Jenifer Annette Arnold                           2,293,750               6.1%
1215 Briarpark
Houston, Texas  77042

All Directors and Executive Officers
 as a group  (two in number)                        67,356                *
-----------

*    Less than 1%.

     (1) The address for each is 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

     (2) Kevin B. Halter and Kevin B. Halter Jr. serve as directors and officers of HCC and as a result may each be deemed to be the beneficial owner of the 19,490,735 shares of Common Stock beneficially owned by Halter Capital Corporation. However, pursuant to Rule 16a-3 promulgated under the Exchange Act, they expressly disclaim that they are the beneficial owners, for purposes of Section 16 of the Exchange Act, of any such stock, other than those shares in which they have an economic interest.



                             EXECUTIVE COMPENSATION

The Company paid no compensation of any type or in any amount to any of its directors or officers at any time during the past five years.



                                   BACKGROUND


Donnebrooke Corporation (the "Company") is a publicly owned corporation (with more than 700 stockholders) which currently has no assets and no liabilities. The current business purpose of the Company is to seek out and obtain a merger partner, thereby benefiting its stockholders by merging with an existing business which is either profitable or is likely to be profitable in the near future. Its organizational costs and limited operational expenses have been paid by its principal shareholders since it has never had any significant operations or revenues. Currently the Company's stock does not trade on any exchange or the OTC market and there is no known public market for its stock.

On October 16, 1998, Halter Capital Corporation executed a Stock Purchase Agreement with Albert Ray Allison III ("Seller") and acquired from the Seller 19,490,735 shares (approximately 52% of the total Company shares issued and outstanding) for a purchase price of $20,000. Please see Annex A for a complete copy of the Stock Purchase Agreement. On October 16, 1998, Albert Ray Allison III and Reda Louise Allison resigned as officers and directors of the Company and caused Kevin B. Halter and Kevin B. Halter, Jr. to be elected to fill the vacancies that had been created by their resignations. Subsequent to that date, Halter Capital Corporation paid to the State of Delaware the Company's delinquent franchise taxes and caused the Company's Certificate of Incorporation to be reinstated. The current officers and directors of the Company also caused to be prepared and filed with the Securities and Exchange Commission various periodic reports on Form 10-K and Form 10-Q so that the Company's delinquent filings have been cured.



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



                  PROPOSAL TWO:     REVERSE STOCK   SPLIT OF COMMON STOCK


The Board of Directors has approved and recommends that the  stockholders of the
Company   approve   amending   Article  IV  of  the  Company's   Certificate  of
Incorporation so that it will read in its entirety as follows:

                           "The  amount of total  authorized  capital  stock the
                  Corporation shall have the authority to issue is 50,000,000 shares of Common Stock, each having a par value of $.00001, all of the same class. Each one share of the corporation's Common Stock issued and outstanding immediately prior to the effective date of this Amendment shall be and hereby is automatically changed without further action into one-one thousandth (1/1000) of a fully paid and nonassessable share of the Corporation's Common Stock, provided that no factional shares shall be issued pursuant to such change. The Corporation shall issue to each stockholder who would otherwise be entitled to a fractional share as a result of such change one full share of the Corporation's Common Stock."


Summary of the Proposed Reverse Split

The Board of Directors has adopted a resolution declaring the advisability of, and submits to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation to effect a reverse split (the "Reverse Split") of the Company's issued and outstanding Common Stock as of 5:00 p.m. Central standard time, on the effective date of the amendment on the basis that each thousand shares of Common Stock then outstanding will be converted into one share of Common Stock. No fraction of a share of Common Stock will be issued as a result of such exchange. In lieu thereof all fractional shares which would otherwise be issuable as a result of the exchange described above will be rounded up to the nearest whole share and the stockholder who would otherwise be entitled to a fraction of a share will be issued one full share in lieu thereof. The proposal may be abandoned by the Board of Directors at any time prior to the date and time at which the Reverse Split is scheduled to become effective (the "Effective Date") if for any reason the Board of Directors deems it advisable to abandon the proposal.

The effect of the Reverse Split on the holders of Common Stock will be as follows:

    (i) Holders of fewer than one thousand (1000) shares of Common Stock on the Effective Date will have their shares automatically converted in the Reverse Split into the right to receive one full share in lieu of any fractional share.

    (ii) Holders of one thousand (1000) or more shares of Common Stock on the Effective Date will have their shares automatically converted in the Reverse Split into the number of whole shares equal to the number of their shares divided by one thousand and the right to receive one full share in lieu of any fractional share. Some round lot holders will become odd lot holders as a result of the Reverse Split and, accordingly, may incur increased brokerage commissions when they sell their Common Stock.

                  Amendment to the Certificate of Incorporation

An amendment to the Company's Certificate of Incorporation in substantially the form set forth above, assuming approval of the Reverse Split by the stockholders at the Special Meeting, will be filed with the Secretary of State of Delaware as soon as practical after the date of Special Meeting and the Reverse Split will become effective as of 5:00 p.m. Central standard time, on the date of such filing. It is expected that such filing will take place within 72 hours after the conclusion of the Special Meeting. Without any further action on the part of the Company, the Company's stockholders will have their shares of issued and outstanding Common Stock converted, on the Effective Date, into the right to receive the number of whole shares equal to the number of their shares divided by one thousand (1000) plus one whole share in lieu of any fractional share.


Effect of the  Proposed  Reverse  Split and  Reduction  in Number of  Authorized
Shares

The proposed Reverse Split will be effected by an amendment to the Certificate of Incorporation in substantially the form set forth above. Stockholders have no right to dissent from the proposed Reverse Split under Delaware law.

On the Effective Date, each stockholder of record will continue as a stockholder of the Company with respect to the whole share or shares resulting from the Reverse Split. Each such stockholder will continue to share in the future growth and earnings of the Company, if any, to the extent of his or her ownership of shares of Common Stock following the Reverse Split.

The Company currently has authorized capital stock of one billion shares. After the adoption of the proposed amendment to the Company's Certificate of Incorporation, the Company will have authorized capital stock of fifty million shares of Common Stock. As of the Record Date the number of issued and outstanding shares of Common Stock was 37,333,000. Based upon the Company's best estimates, the number of issued and outstanding shares of Common Stock will be reduced as a result of the Reverse Split from 37,333,000 to approximately 38,000. Although the number of shares of Common Stock outstanding will decrease, the number of authorized shares of Common Stock available for issuance without further action by the stockholders will exceed 49,000,000 and be more than adequate for any future anticipated use by the Company. The Board of Directors will have discretion to determine when and upon which terms such shares may be issued. The Board of Directors has no present agreements, commitments or plans to issue additional shares of Common Stock.

   Reasons For the Reverse Split and Reduction in Number of Authorized Shares

 The Board of Directors believes that the reverse stock split will enable the Company to more readily find an acceptable merger partner for the Company since many existing incorporated operating businesses would object to merging or consolidating with the Company if its authorized number of hares of capital stock is so large that the merger ratio is unfavorable to the operating business. The Board desires, at the same time that it effects the Reverse Split, to change the capital accounts of the corporation. Reducing the number of authorized shares of Common Stock from One Billion to Fifty Million will reduce the Company's stated capital from $10,000 to $500. So long as the Company has no income and no operations this change will also reduce the franchise tax that it is obligated to pay annually. In the opinion of the Company's Board of Directors Fifty Million shares of authorized Common Stock is adequate for all corporate purposes that the Company might consider in the near future.


             Exchange of Stock Certificates and Distribution of Cash

It is expected that the amendment of the Company's Certificate of Incorporation effecting the Reverse Split will be filed within 72 hours after the Special Meeting. Pursuant to the terms of such amendment, the Reverse Split will become effective at 5:00 p.m., Central Standard Time, on the Effective Date.

As soon as practicable after the Effective Date, the Company will send letters of transmittal to all stockholders of record on the Effective Date for use in transmitting stock certificates to the Company's exchange agent, Securities Transfer Corporation, Dallas, Texas. Upon proper completion and execution of the letter of transmittal and return thereof to the exchange agent, together with the stockholder's old stock certificates, each stockholder will receive a new certificate representing the number of whole shares of Common Stock into which his/her existing shares of Common Stock have been converted as a result of the Reverse Split. Please see "Effect of the Proposed Reverse Split", above.


           Federal Income Tax Consequences of the Proposed Stock Split

The Company believes that the proposed Reverse Split will not result in any adverse tax consequences either to the Company or its stockholders. As a result of the Reverse Split, a stockholder will increase his or her basis in each share of the Common Stock owned from the amount that was paid for the share to an amount representing one thousand (1000) times the amount paid. Since the stockholder will own fewer shares after the Reverse Split, any realized gain or loss will be identical to the gain or loss which would have been realized by the stockholder if the split had not occurred.

STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THIS TRANSACTION.

                           Vote Required for Approval

At least a majority of the issued and outstanding shares of Common Stock of the Company must be voted in favor of the proposal to amend the Certificate of Incorporation. Abstentions and broker non-votes will have the effect of a vote against the proposal. It is the current intention of the Company's officers and directors to vote in favor of the proposals described herein. These officers and directors currently beneficially own more than 52% of the Common Stock of the Company.

                    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company copies of all Section 16(a ) forms they file. Based solely on the review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal year ending December 31, 1998 all Section 16(a) filing requirements applicable to its greater than 10% beneficial owners, directors and officers were complied with except with respect to Mr. Jerald Hamman Arnold.

                                 OTHER BUSINESS

The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting.

                                  MISCELLANEOUS

All costs incurred in the preparation and mailing of this Information Statement will be borne by the Company. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of information materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

                                         By Order of the Board of Directors


                                         Kevin B. Halter, Jr., Secretary

Dallas, Texas
January  26, 1999